                                                                    EXHIBIT 15.1


                         ACKNOWLEDGEMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
                REGARDING INDEPENDENT ACCOUNTANTS' REVIEW REPORT


The Board of Directors
Northfield Laboratories Inc.:


         With respect to the registration statement on Form S-3 dated May 13, 2004 of Northfield Laboratories Inc., we acknowledge our awareness of the use therein of our reports dated September 24, 2003, December 29, 2003 and April 5, 2004 related to our reviews of interim financial information as of August 31, 2003, November 30, 2003 and February 29, 2004, respectively.

         Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered to be a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/  KPMG LLP

Chicago, Illinois
May 12, 2004